Exhibit 10(e)

THE EMPIRE DISTRICT ELECTRIC COMPANY

DEFERRED COMPENSATION PLAN FOR DIRECTORS

As Amended and Restated Effective January 1, 2008

THE EMPIRE DISTRICT ELECTRIC COMPANY

Deferred Compensation Plan for Directors

                The purpose of the Deferred Compensation Plan for Directors (the “Plan”) is to provide a procedure whereby a member of the Board of Directors of The Empire District Electric Company (the “Company”) may defer the payment of all or a specified part of the future compensation payable to the Director for services as a Director (including compensation payable to a Director for services as a member of a committee of the Board).

1.                     Each Director who is not an employee of the Company shall have the option, exercisable on or before December 31 of any year by written notice to the Company, to defer payment of all or a designated portion of the compensation payable to the Director for service as a Director commencing at the beginning of the next calendar year (inclusive of fees paid for attendance at meetings of the Board and committees thereof).  Any person elected to fill a vacancy on the Board and who is not a Director on the preceding December 31, may elect, on or before the date of the Director’s election as a Director, to defer all or a designated portion of the compensation payable to the Director for services as a Director performed during the balance of the calendar year in which the Director was elected to the Board and thereafter.  Each Director shall have the option exercisable on or before October 1, 1986 by notice to the Company to defer payment of all or a designated portion of the compensation payable to the Director for services as a Director performed during the balance of calendar year 1986 and thereafter (inclusive of fees paid for attendance at meetings of the Board and committees thereof).  Deferrals hereunder will continue until the Director notifies the Company, prior to the commencement of any calendar year, that the Director wishes the Director’s compensation for such calendar year and all succeeding periods to be paid on a current basis, unless and until a new election to defer future compensation is filed by the Director pursuant to the first sentence of this Paragraph 1.  The election to defer payment with respect to calendar years commencing prior to a Director’s delivery to the Company of the Director’s notice of discontinuance of deferment shall be irrevocable.

2.                     For the purposes of this Plan:

a.                     The calendar year in which a Director ceases to serve as such will be referred to as the “Retirement Year.”

b.                     The compensation deferred for any Director plus the equivalent of accumulated interest thereon less any portion thereof theretofore distributed to the Director will be referred to as the Director’s “Accumulated Account.”  If subaccounts are established in respect of the deferrals of a Director because of the Director’s election of differing payout periods with respect to different deferrals, there shall be an “Accumulated Account” for each subaccount.

3.                     All deferred compensation shall be held in the general funds of the Company and shall be credited to a bookkeeping account maintained by the Company in the name of the Director on, and shall bear the equivalent of interest from, the first day following the end of the calendar quarter in which the compensation would have been payable were it not for its deferral under this Plan.  Interest equivalents shall be credited on the last day of each calendar quarter up to and including the calendar quarter preceding that in which the last amount of deferrals under this Plan and accumulated interest equivalents thereon is paid to the Director concerned or to the Director’s successor in interest.  The amount of the interest equivalent credited to the Director’s Plan account quarterly shall be determined by applying the interest equivalent rates established hereunder to the balance in the Director’s account at the beginning of the quarter and to any amounts deferred at subsequent times during the quarter.  The interest equivalent rates applicable to deferrals shall be the Prime Rate quoted for corporate loans on the first business day of such calendar quarter at Harris Trust and Savings Bank of Chicago, Illinois, divided by 365 and multiplied by the number of days such deferrals are held during  the quarter.  If the Harris Trust and Savings Bank Prime Rate ceases to be available, the rate for three-month certificates of deposit as published for the first business day of such calendar quarter in the “Wall Street Journal” column “Money Rates”,  shall be substituted in the determination of interest equivalent rates.

4.                     The amount to which a Director is entitled  under this Plan shall be paid to the Director in any number of annual installments as elected by the Director up to ten (the “payout election”), payable in January of each payment year beginning with the calendar year following the Director’s Retirement Year.  A payout election shall be made by the Director concerned at the same time as the Director’s deferral election is made.  A Director’s payout election shall be irrevocable with respect to deferrals (and interest equivalents thereon) to which the election applies.  A Director may, however, make a new payout election from time to time, but only prior to the beginning of a calendar year and only as respects deferrals made effective for such calendar year and subsequent calendar years.  A separate subaccount shall be established for each amount of deferrals (and interest equivalents thereon) as to which a different payout election is made.

The amount of each installment shall be determined by multiplying the accumulated amount in the Director’s account (or subaccount) as of December 31 preceding the installment payment date (the “Accumulated Account”) by a fraction, the numerator of which will be “1” and the denominator of which will be the number of annual installments elected by the Director less the number of installment payments theretofore made.  If a Director should die before full payment of all amounts owing to the Director under the Plan, the Director’s Accumulated Account (or Accumulated Accounts, if subaccounts have been established) shall be paid within 60 days following the death of the Director.  Such payment shall be made to a beneficiary or beneficiaries (which may be an entity other than a natural person), which the Director may designate. At any time, and from time to time, any such designation may be changed or canceled by the Director without the consent of any beneficiary.  Any designation, change, or cancellation must be by written notice filed with the Company and shall not be effective until received by the Company.  If no beneficiary has been named by the Director or if all designated beneficiaries predecease the Director, payment shall be made to the Director’s estate.

5.                     The right of a Director to any deferred compensation or interest equivalent thereon shall not be subject to assignment or other disposition by the Director other than by will, or by the laws of descent and distribution.

6.                     The Plan shall be administered by the Executive Committee of the Board of Directors of the Company.  The decision of the Executive Committee with respect to any questions arising under this Plan, including the interpretation of any provision thereof and the severability of any and all of the provisions thereof, shall be final, conclusive and binding.  The Executive Committee shall also have power to supply omissions from the reconcile inconsistencies in the terms of the Plan.  No member of the Executive Committee shall pass upon question arising under the Plan which relates solely to himself or herself.

7.                     The Company reserves the right to modify this Plan from time to time or to terminate the Plan entirely, provided, however, that no modification or termination of this Plan shall operate to annul an election already in effect for the current calendar year or any preceding calendar year.

8.                     It is intended that the Plan comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Plan shall be interpreted and operated consistently with that intent. For purposes of the Plan, a Director shall be deemed to have ceased to be a Director if and only if the Director has experienced a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.